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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 May 12, 1997
               ------------------------------------------------
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                                EQUITY INNS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         TENNESSEE                     34-0-23290             62-1550848
 ----------------------------         ------------        ------------------
 (State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)



                                4735 SPOTTSWOOD,
                                   SUITE 201,
                            MEMPHIS, TENNESSEE 38117
                            (Address and zip code of
                          principal executive offices)




       Registrant's telephone number, including area code: (901) 761-9651


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         Item 5.  Other Events.

         Equity Inns Partnership, L.P., a partnership of which a wholly-owned subsidiary of Equity Inns, Inc. (the "Company") serves as the sole general partner and owns an approximate 96.1% general partnership interest (the "Partnership"), has entered into agreements to acquire 28 Hampton Inn hotels (the "Acquisition Hotels") with an aggregate of 3,469 rooms in 14 states from a series of partnerships controlled by Growth Hotel Investors ("GHI") and Growth Hotel Investors II ("GHI II") for purchase prices aggregating approximately $169 million, including franchise agreements but excluding approximately $5.5 million of franchisor-required renovations that the Company expects to undertake in the next twelve months. The Company intends to fund the purchase of the Acquisition Hotels through a combination of the net proceeds of an offering of common stock, borrowings under a $130 million revolving line of credit administered by The First National Bank of Chicago ("First Chicago") and a one-year term loan from First Chicago. The Acquisition Hotels are located principally in major urban and suburban markets. The sale of the Acquisition Hotels is subject to the approval of a majority in interest of the partners of GHI and GHI II, which approvals must be obtained through a proxy solicitation, as well as customary real estate closing conditions. The Partnership has obtained the agreement of the holders of approximately 39% and 34% of GHI and GHI II, respectively, to vote in favor of the sale of the Acquisition Hotels to the Partnership. The Company expects to close the purchase of the Acquisition Hotels prior to June 30, 1997; however, there can be no assurance that the purchase of the Acquisition Hotels will be consummated.

         Upon the closing of the purchase of the Acquisition Hotels, the Acquisition Hotels will be leased to subsidiaries of Interstate Hotels Company, the nation's largest independent hotel management company and the lessee of the Partnership's other hotel properties, pursuant to percentage leases that will provide for rent based, in part, on the revenue from the Acquisition Hotels.

         The Company has filed with the Commission a prospectus supplement and prospectus dated May 12, 1997 (collectively, the "Prospectus") that contains audited financial information for GHI and GHI II and certain pro forma financial information based on certain assumptions set forth in the Prospectus.

         Upon completion of the purchase of the Acquisition Hotels, the Company will file a report thereof on Form 8-K containing the requisite historical and pro forma financial information for the Acquisition Hotels.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            EQUITY INNS, INC.
                                              (REGISTRANT)


Date:  May 14, 1997                         By: /s/ Howard A. Silver
                                                -----------------------------
                                                Howard A. Silver
                                                Chief Financial Officer




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